UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	July 10, 2006

THE DRESS BARN, INC.
(Exact name of registrant as specified in its charter)
Connecticut
(State or other Jurisdiction of Incorporation)

0-11736 (Commission File Number)	06-0812960 (I.R.S. Employer Identification No.)

30 Dunnigan Drive, Suffern, New York (Address of principal executive offices)	10901 (Zip Code)

Registrant's telephone number, including area code	(845) 369-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ss General Instruction A.2. below):

□	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2006, The Dress Barn, Inc. (“Dress Barn”) and Elliot Jaffe, the Executive Chairman of the Board of Directors of Dress Barn, signed an Amendment (the “Amendment”) to the Employment Agreement dated May 2, 2002 between Elliot S. Jaffe and Dress Barn.

The key changes to the terms of Mr. Jaffe’s employment, effective as of July 30, 2006, include the following:

1. Mr. Jaffe’s title will be “Chairman”.

2. Mr. Jaffe will not be required to provide services for more than 24 days per fiscal year.

3. Dress Barn will endeavor to provide him with lifetime health insurance coverage as similar as practicable to Dress Barn’s health plan. Mr. Jaffe will no longer participate in any other employee benefit plans.

4. His salary will be $350,000 per year, and he will receive a supplemental retirement benefit of $150,000 per year, in each case subject to a cost-of-living-adjustment.

5. The provisions of the 2002 agreement relating to change in control are eliminated.

A copy of the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description
99.1	Amendment dated July 10, 2006 to the Employment Agreement dated May 2, 2002 between Elliot S. Jaffe and The Dress Barn, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE DRESS BARN INC. (Registrant)

Date: July 13, 2006	By:	/s/ ARMAND CORREIA
Armand Correia
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amendment dated July 10, 2006 to the Employment Agreement dated May 2, 2002 between Elliot S. Jaffe and The Dress Barn, Inc.